                                                                   EXHIBIT 10.13

         SECOND AMENDMENT TO TERM LOAN AND ACQUISITION LINE AGREEMENT
         ------------------------------------------------------------

     This Second Amendment to Term Loan and Acquisition Line Agreement is made as of the 31 day of March, 1999 by and among


     Ustman Industries, Inc. (f/k/a Watson General Corporation), a California corporation, with its principal place of business at 12265 West Bayaud Avenue, Suite 110, Lakewood, Colorado 80228 (the "Company"); and

     BankBoston, N.A., a national banking association having its principal offices at 100 Federal Street, Boston, Massachusetts (the "Bank")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                  WITNESSETH
                                  ----------

     WHEREAS, the Company and the Bank have entered into a Term Loan and Acquisition Line Agreement dated as of December 16, 1997 (as amended and in effect, the "Loan Agreement"); and

     WHEREAS, the Company has requested the Bank to amend the Loan Agreement and the Bank is willing to do so on the terms set forth herein.

     NOW THEREFORE, it is hereby agreed as follows:

     1.  Definitions:  All capitalized terms used herein and not otherwise
         -----------
defined shall have the same meaning herein as in the Loan Agreement.

     2.  Amendments to Section 1.  The provisions of Section 1.1 of the Loan
         -----------------------
Agreement are hereby amended

     a. by deleting the definition of Subordinated Indebtedness in its entirety and substituting the following in its stead:

         Subordinated Indebtedness.  Preferred Stock of the Company to
         -------------------------
         Sagaponack acquired as a result of the conversion of Indebtedness due from the Company to Sagaponack in the aggregate principal sum of $7,000,000.00 evidenced by certain Senior Subordinated Promissory Notes dated May 22, 1997.

     b. by deleting the date "December 31, 2000" appearing in the definition of "Term Loan Maturity Date" and substituting the date "December 31, 2001" in its stead.

     c.  by adding the following new definition:

         Rights Offering. The offering by the Company to its existing
         ---------------
         shareholders of the right to purchase additional shares of the Company's common stock on or before June 30, 1999.

     3.  Amendments to Section 2.  The provisions of Section 2 of the Loan
         -----------------------
Agreement are hereby amended

     a. by deleting the date "December __,2000" appearing in (S)2.2 and substituting the date "December 31, 2001" in its stead.

     b. by deleting the first sentence of (S)2.3 in its entirety and substituting the following in its stead:

               The Term Loan shall bear interest on the outstanding principal balance thereof at a rate equal to (a) the aggregate of the Base Rate plus three and one-half percent (3 1/2%) per annum if the Company does not achieve Consolidated EBITDA of at least $2,000,000.00 as of the end of the immediately preceding quarter (calculated on a rolling four quarters basis), or (b) the aggregate of the Base Rate plus three percent (3%) per annum if the Company achieves Consolidated EBITDA of at least $2,000,000.00 for the immediately preceding quarter. For purposes of determining the rate of interest hereunder, Consolidated EBITDA shall be determined based upon the financial statements delivered to the Bank pursuant to (S)6.1 (a) and (b) hereof, provided that, if the Company fails to deliver such financial
               -------------
               statements as and when due, interest shall accrue at the rate set forth in clause (a) hereof (without waiving the provisions of (S)3.7 hereof).

     c. by deleting the first sentence of (S)2.4(a) and substituting the following in its stead:
               An amount equal to the greater of (i) $150,000.00 or (ii) ten percent (10%) of the result of (A) the Consolidated EBITDA of the Company and its Subsidiaries for fiscal years 1999, 2000, and 2001 divided by (B) three (3).

     d. by deleting the words "fiscal year 2000" appearing in the second sentence of (S)2.4(a) and substituting the words "fiscal year 2001" in its stead.

     e. by deleting the amortization schedule for the Term Loan for 1999 and 2000 appearing in (S)2.5 and substituting the following in its stead:

               Quarters Ending                    Quarterly Installment
               ----------------                   ---------------------
               March, 1999                             $0

               June, September and
               December, 1999 and March 2000           $125,000.00

               June, 2000 and each quarter end
               thereafter through September, 2001       $250,000.00

               December, 2001                          The entire outstanding
               balance of the Term Loan

               In addition to the foregoing, on the earlier of (x) ten (10) Business Days after the consummation of the Rights Offering, or
               (y) June 30, 1999, the Company shall make a principal payment in the sum of $750,000.00

     f. by deleting the provisions of (S)(S)2.6 through 2.11 in their entirety, it being agreed that no Acquisition Loans are outstanding and the Bank has no further obligation to make Acquisition Loans.

     g. by adding the words "and other than Net Proceeds from the Rights Offering" after the words "employee stock option plans" in (S)2.13(d) thereof.

     4. Amendments to Section 3.  The provisions of Section 3.7(a) of the Loan
        -----------------------
Agreement are hereby deleted in their entirety and the following substituted in their stead:

               (a) Following the occurrence of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Bank, shall bear interest (compounded daily) payable on demand at a rate equal to the aggregate of the Base Rate plus six and one-half percent (6 1/2%) per annum, or if interest is then accruing at the rate set forth in (S)2.3(b) hereof, at a rate equal to the aggregate of the Base Rate plus six percent 6% per annum.

     5. Amendments to Section 7. The provisions of Section 7 of the Loan
        -----------------------
Agreement are hereby amended as follows:

     a. by adding the words, "Except for the conversion of Subordinated Indebtedness to preferred stock and for the Rights Offering," before the beginning of (S)7.6.

     b. by adding the words "except for the conversion of Subordinated Indebtedness to preferred stock" at the end of (S)7.11.

     c. by adding the following new section:

        (S)7.13 Rights Offering. On or before June 30, 1999, the Company shall
                ---------------
        have received at least $1,000,000.00 from the Net Proceeds of the Rights Offering.

      6. Amendments to Section 8. The provisions of Section 8 of the Loan
         -----------------------
Agreement are hereby amended.

     a. by deleting the provisions of (S)8.1 in their entirety and substituting the following in their stead:

               8.1 Consolidated Net Worth. The Company shall at all times
                   ----------------------
               maintain a Consolidated Net Worth equal to or greater than:

               (a) $6,000,000.00 as of each of the quarters end September 30, 1998 and December 31, 1998;

               (b) $5,500,000.00 as of each of the quarters end March 31, 1999 through and including June 30, 2000;

              (c) as of each quarter and thereafter, the sum of (i) $5,500,000.00, plus (ii) one hundred percent (100%) of the
                             ----
              proceeds realized from the issuance of any stock or other equity interests in the Company, plus (iii) seventy-five percent (75%) of
                                        ----
              the Consolidated Net Income (but not any net loss) of the Company and its Subsidiaries in each of their fiscal years commencing with the fiscal year ending June 30, 2000.

     b. by deleting the provisions of (S)8.3 in their entirety and substituting the following in their stead:

              8.3     Adjusted Consolidated EBITDA to Interest Charges. The
                      ------------------------------------------------
              Company shall not permit the ratio of Adjusted Consolidated EBITDA to Interest Charges paid in cash, calculated on a rolling four quarters basis, to be less than 3.0:1.0 at the end of each of the Company's fiscal quarters, except for the fiscal quarter ending March 31, 1999 for which quarter the ratio shall not be less than 2.8:1.0.

     c. by amending the provisions of (S)8.5(a) by deleting the ratios for the periods ending March 31, 1999 and thereafter and substituting the following in their stead:

                       Period                                 Minimum EBITDA
                       ------                                 --------------

                       Quarter ending
                       March 31, 1999                          $1,200,000.00

                       Quarter ending
                       June 30, 1999                           $1,400,000.00

                       Quarter ending
                       September 30, 1999                      $1,500,000.00

                       Quarter ending
                       December 31, 1999                       $1,600,000.00

                       Quarter ending
                       March 31, 2000                          $1,800,000.00

                       Quarter ending
                       June 30, 2000 and
                       each quarter ending thereafter          $1,936,000.00

     d. by deleting the provisions of (S)8.6 in their entirety and substituting the following in their stead:

                       8.6 Consolidated Operating Cash Flow to Debt Service Charges. The Company shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service Charges, calculated on a rolling four quarters basis to be less than 1.1:1.0 as of the end of any fiscal quarter of the Company, commencing with the quarter ending March 31, 1999 for which quarter the ratio shall not be less than 1.0:1.0.

     7.   Conditions to Effectiveness. This Second Amendment to Term Loan and
          ---------------------------
Acquisition Line Agreement shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Bank:

     a. This Second Amendment to Term Loan and Acquisition Line Agreement shall have been duly executed and delivered by the Company and the Bank, and shall be in full force and effect. The Bank shall have received a fully executed copy hereof and of each other document required hereunder.

     b. All action on the part of the Company necessary for the valid execution, delivery and performance by the Company of this Second Amendment to Term Loan and Acquisition Line Agreement shall have been duly and effectively taken. The Bank shall have received from the Company true copies of its certificates of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

     c. The Bank shall have received an opinion of counsel to the Company satisfactory to the Bank and the Bank's counsel.

     d. The Bank shall have been paid an amendment fee in the sum of $16,250.00. The amendment fee shall be fully earned upon execution of this Second Amendment and shall not be subject to refund or rebate under any circumstances.

     e. The Company shall have paid to the Bank all other fees and expenses then due and owing pursuant to the Loan Agreement, as modified hereby, including, without limitation, reasonable attorney's fees incurred by the Bank.

     f.   No Default or Event of Default shall have occurred and be continuing.

     g. The Company shall have provided such additional instruments and documents to the Bank as the Bank and its counsel may have reasonably requested.

     8.   Miscellaneous.
          -------------

     a. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Company and the Guarantors hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained (except to the extent that such representations and warranties expressly relate to an earlier date) and that all Obligations, as modified hereby are secured by the Collateral. The Company and the Guarantors further acknowledge and agree that none of them have any offsets, defenses, or counterclaims against the Bank under the Loan Agreement or the other Loan Documents and, to the extent that the Company or the Guarantors have, or ever had, any such offsets, defenses, or counterclaims, the Company and the Guarantors each hereby waive and release the same.

     b. The Company shall pay all costs and expenses incurred by the Bank in connection with this Second Amendment, including, without limitation, all reasonable attorneys' fees and expenses, commercial finance examination fees, appraisal fees, and all reasonable travel expenses incurred by the Bank.

     c. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

     d. This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.


                                         "Company"
                                     USTMAN INDUSTRIES, INC.

                                        /s/ Dan R. Cook
                                     By:____________________
                                        Name:  Dan R. Cook
                                        Title: President


                                         "Bank"
                                     BANKBOSTON, N.A.

                                        /s/ Kenneth S. Struglia
                                     By:____________________
                                        Name: Kenneth S. Struglia
                                        Title: Vice President


374522.3
                                       6